                        INCORPORATED UNDER THE LAWS OF
                             THE STATE OF DELAWARE



                       WORLDWIDE WIRELESS SYSTEMS, INC.




Local Authorized Issue 22,500,000                2,500,000 SHARES PAR VALUE $.01
----------------------------------------         -------------------------------
SHARES  20,000,000 Shares Par Value $.01               EACH PREFERRED STOCK
      Each Common Stock


THIS IS TO CERTIFY THAT _______________________________________________ IS

OWNER OF _____________________________________________________________________


           FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                       WORLDWIDE WIRELESS SYSTEMS, INC.





      transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this
                        Certificate properly endorsed.

     witness, the seal of the Corporation and the signatures of its duly authorized officers.




Dated





----------------------------                 ---------------------------------
SECRETARY                                    PRESIDENT